Exhibit 10.4

EXECUTION COPY

COMMITMENT AND ACCEPTANCE AGREEMENT

Dated August 26, 2009

Reference is made to the Credit Agreement dated as of August 17, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Lexmark International, Inc. (the “Borrower”), the financial institutions party thereto (the “Lenders”), and JPMorgan Chase Bank, N.A. in its capacity as contractual representative for the Lenders (the “Agent”).  Terms defined in the Credit Agreement are used herein with the same meaning.

Pursuant to Section 2.20 of the Credit Agreement, the Borrower has requested an increase in the Aggregate Commitment from $275,000,000 to $300,000,000.  Such increase in the Aggregate Commitment is to become effective on the date (the “Effective Date”) which is the later of (i) August 26, 2009 and (ii) the date on which the conditions precedent set forth in Section 2.20 in respect of such increase have been satisfied.  In connection with such requested increase in the Aggregate Commitment, the Borrower, the Administrative Agent and Bank of America, N.A. (the “Accepting Bank”) hereby agree as follows:

1.           Effective as of the Effective Date, the Commitment of the Accepting Bank under the Credit Agreement shall be increased from $45,000,000 to the amount set forth opposite the Accepting Bank’s name on the signature page hereof.

2.           The Borrower hereby represents and warrants that as of the date hereof and as of the Effective Date, (a) all representations and warranties under Article III of the Credit Agreement shall be true and correct in all material respects as though made on such date (except for representations and warranties for which exceptions thereto have been disclosed in writing to the Administrative Agent and which have been approved in writing by the Required Lenders or expressly relate to an earlier specified date) and (b) no event shall have occurred and then be continuing which constitutes a Default or an Event of Default.

3.  THIS COMMITMENT AND ACCEPTANCE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

4.  This Commitment and Acceptance Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Commitment and Acceptance Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.
LEXMARK INTERNATIONAL, INC.,
as the Borrower

/s/ Bruce J. Frost
	By:	Bruce J. Frost
	Title:	Treasurer

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

/s/ William Oleferchik
	By:	William Oleferchik
	Title:	Managing Director

COMMITMENT	ACCEPTING BANK
$50,000,000

BANK OF AMERICA, N.A.

/s/ Debra E. Delvecchio
	By:	Debra E. Delvecchio
	Title:	Managing Director